Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of On Holding AG of our report dated March 18, 2022 relating to the financial statements which appears in the Annual Report of on Form 20-F for the year ended December 31, 2021.

/s/ PricewaterhouseCoopers AG
Zurich, Switzerland
December 16, 2022